Exhibit 10.3

SECOND MODIFICATION TO REVOLVING CREDIT

AND TERM LOAN AGREEMENT

This SECOND MODIFICATION TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Agreement”) made as of the 28th day of February 2002, by and among INTEGRATED CIRCUIT SYSTEMS, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, with its chief executive office at 2435 Boulevard of the Generals, Norristown, Pennsylvania 19403, ICST, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, with its chief executive office at 2435 Boulevard of the Generals, Norristown, Pennsylvania 19403; ICS TECHNOLOGIES, INC., a corporation organized and existing under the laws of the State of Delaware, with its chief executive office at 2435 Boulevard of the Generals, Norristown, Pennsylvania 19403; INTEGRATED CIRCUIT SYSTEMS PTE LTD, a corporation organized and existing under the laws of the Republic of Singapore, with its chief executive office at 1 Kallang Sector, #07-04/06, Kolam Ayer Industrial Park, Singapore 349276; MICRO NETWORKS CORPORATION (“Micro”), a corporation organized and existing under the laws of the State of Delaware, with its chief executive office at 2435 Boulevard of the Generals, Norristown, Pennsylvania 19403; FIRST UNION NATIONAL BANK, with an office at 123 South Broad Street, Philadelphia, Pennsylvania, Pennsylvania 19109; and FLEET NATIONAL BANK, with an office at 7111 Valley Green Road, Fort Washington, Pennsylvania 19034.

RECITALS

WHEREAS, on December 31, 2001, the parties hereto (other than Micro) executed a Revolving Credit and Term Loan Agreement (including any modifications or amendments thereto, the “Loan Agreement”), the terms of which were modified by a Modification to Revolving Credit and Term Loan Agreement dated January 9, 2002, executed by all parties hereto.

WHEREAS, the terms of the Loan Agreement are incorporated herein and made a part hereof as if fully set forth. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Loan Agreement.

WHEREAS, the Borrower has requested that the Banks agree to an additional modification of the Loan Agreement, extending the time for Borrower to fulfill certain conditions precedent to the Loans.

NOW THEREFORE, with the above Recitals incorporated herein by reference thereto, the parties hereto, intending to be legally bound hereby, agree as follows:

1. ACKNOWLEDGMENT OF BALANCE. Borrower acknowledges that as of February 28, 2002, the outstanding principal balance of the Loans was $44,000,000.00.

2. MODIFICATION. Notwithstanding the time for delivery otherwise provided under the Loan Agreement or any other Loan Document, including but not limited to a Post Closing Requirements Agreement dated December 31, 2001, Borrower shall deliver or cause to be delivered timely to the Agent the following payments, documents or instruments, in each instance in form and substance satisfactory to the Agent and the Banks, on or before the time set forth below:

(a) On before March 15, 2002, payment of unreimbursed Expenses incurred by the Banks by the Banks between December 31, 2001, and February 28, 2002, in the discounted amount of $15,031.93. The Borrowers acknowledge that the actual amount of such Expenses is $16,633.93, which sum shall be payable in full on demand and without defense or counterclaim if the discounted amount is not paid timely in accordance with the terms hereof; and

(b) On or before April 1, 2002,

(i) A Certificate of Compliance for ICS from the State of Arizona; and

(ii) Payment of all unreimbursed Expenses incurred by the Banks as of that date.

(c) On or before October 1, 2002, Tax Clearance Certificates for Micro from the Commonwealth of Massachusetts and from all other jurisdictions (except the State of Delaware) in which Micro conducts business, all certified by the appropriate governmental official of the appropriate jurisdiction.

The failure by Borrower to supply any of the payments, documents or instruments, in each instance in form and substance satisfactory to the Agent and the Banks, enumerated above on or before the required date shall, absent the written consent of the Agent to the contrary, constitute an Event of Default under the Loan Documents, entitling the Agent and the Banks to exercise the remedies available to them, or any of them, upon an Event of Default as provided in the Loan Documents, including but not limited to the right to terminate the Commitment.

3. ACKNOWLEDGMENTS AND REPRESENTATIONS. Each Borrower acknowledges and represents that: (i) except as specifically modified hereby, all terms, covenants, conditions and other provisions (including, but not limited to warrants of attorney for confession of judgment against any Borrower) of the Loan Agreement, all other Loan Documents and any Swap Agreements executed by all or any of them in connection with the Loan Documents are hereby ratified and reaffirmed and continue in full force and effect as of the date hereof as if restated herein in their entirety without any defense, counterclaim, right or claim of set-off; (ii) after giving effect to this Agreement, no default or event that with the passage of time or giving of notice would constitute a default under the Loan Documents has occurred; (iii) all representations and warranties contained in the Loan Documents are true and correct as of this date; (iv) all necessary action to authorize the execution and delivery of this Agreement has been taken; and (v) this Agreement is a modification of an existing obligation and is not a novation and shall not be deemed to diminish, terminate, or satisfy all or any of the Obligations or any Collateral under the Loan Agreement, the Notes or any other Loan Document.

4. COLLATERAL. Borrower acknowledges and confirms that there have been no changes in the ownership of any Collateral since the Collateral was originally pledged; Borrower acknowledges and confirms that the Banks have an existing, valid first priority security interest and lien in the Collateral; and that such security interest and lien shall secure each Borrower’s Obligations to Banks, including any modification of the Notes or Loan Agreement, if any, and all future modifications, extensions, renewals and/or replacements of the Loan Documents.

5. MISCELLANEOUS. This Agreement shall be governed by and construed and enforced as if drafted equally by all parties hereto in accordance with the laws of the Commonwealth of Pennsylvania (without regard to the conflicts of law provisions thereof). This Agreement, the other Loan Documents and any Swap Agreements executed by and between any Borrower and any Bank constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof. No modification, amendment, termination, or waiver of any provision of this Agreement or any of the Loan Documents shall be binding or enforceable unless in writing, signed by or on behalf of the party against whom enforcement is sought, and otherwise in compliance with Section 9.01 of the Loan Agreement. The illegality, unenforceability or inconsistency of any provision of this

Agreement shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or the other Loan Documents or any Swap Agreements. This Agreement and the other Loan Documents executed by and between any Borrower and any Bank are intended to be consistent. However, in the event of any inconsistencies among this Loan Agreement, as modified hereby, and any of the Loan Documents, the terms of the Loan Agreement shall control. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed an original, but all such counterparts shall together constitute one and the same agreement.

6. ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Loan Agreement or any other Loan Document (“Disputes”) between or among the Borrower, the Agent and the Banks, or any of them, shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transactions contemplated by the Loan Agreement and the other Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules” of the American Arbitration Association (the “AAA”), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in Philadelphia, Pennsylvania. The expedited procedures set forth in the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to Swap Agreements or Disputes to which the Borrower is not a party. Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute. Any party hereto shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (1) all rights of self-help, including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (2) obtaining provisional or ancillary remedies, including injunctive relief, sequestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding; and (3) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties hereto agree that no party shall have a remedy of punitive or exemplary damages against any other party in any Dispute, and each party hereby waives any right or claim to punitive or exemplary damages that it has now or that may arise in the future in connection with any Dispute, whether such Dispute is resolved by arbitration or judicially. Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD ANY RIGHT OR CLAIM TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY LOAN DOCUMENT.

7. PLACE OF EXECUTION AND DELIVERY. Borrower hereby certifies that this Agreement and the other Loan Documents were executed in the Commonwealth of Pennsylvania and delivered to the Agent and the Banks in the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the undersigned have signed and sealed this Agreement as of the day and year first above written.

BORROWER

INTEGRATED CIRCUIT SYSTEMS, INC.		INTEGRATED CIRCUIT SYSTEMS PTE LTD

By:	/s/ JUSTINE LIEN	By:	/s/ HOCK E. TAN

	Justine Lien, Chief Financial Officer		Tan Hock Eang, Director

Attest:	/s/ JUSTINE LIEN	Attest:	/s/ JUSTINE LIEN

	Justine Lien, Secretary		Justine Lien, Chief Financial Officer

	[SEAL]		[SEAL]

ICST, INC.		ICS TECHNOLOGIES, INC.

By:	/s/ JUSTINE LIEN	By:	/s/ JUSTINE LIEN

	Justine Lien, Chief Financial Officer		Justine Lien, Chief Financial Officer

Attest:	/s/ JUSTINE LIEN	Attest:	/s/ JUSTINE LIEN

	Justine Lien, Secretary		Justine Lien, Secretary

	[SEAL]		[SEAL]

MICRO NETWORKS CORPORATION

By:	/s/ HOCK E. TAN

Tan Hock Eang, President

Attest:	/s/ JUSTINE LIEN

Justine Lien, Secretary

[SEAL]

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FIRST UNION NATIONAL BANK

By:                                                                                       (SEAL)

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FLEET NATIONAL BANK

By:                                                                                       (SEAL)